Exhibit 10.1

DRAFT — November 13, 2003
as revised March 2, 2005
as further revised August 10, 2006

THIS AGREEMENT MADE IN DUPLICATE the 27th day of September, 2006

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC,
(herein “UWGP”)

-and-

JEFF ROBERTSON,
(herein “Robertson”)

EMPLOYMENT AGREEMENT
(herein the “Agreement”)

Attorney Lan Waddell
WADDELL OF COLUMBUS, S.C.
Post Office Box 407
Columbus, WI 53925

Telephone:  (920) 623-1111
FAX No.:  (920) 623-4011

THIS AGREEMENT MADE IN DUPLICATE the 27th day of September, 2006

BETWEEN:

UNITED WISCONSIN GRAIN PRODUCERS, LLC,
(herein “UWGP”)

-and-

JEFF ROBERTSON,
(herein “Robertson”)

EMPLOYMENT AGREEMENT
(herein the “Agreement”)

WHEREAS, UWGP desires to employ Robertson to provide services to UWGP, and Robertson desires to provide such services to UGWP, upon and subject to the terms and conditions hereafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I — EMPLOYMENT, TERM AND RENEWAL

1.01        Employment.  UWGP hereby employs Robertson as its Chief Executive Officer.

1.02        Term.  The term of this Agreement shall commence on May 1, 2006 and terminate on April 30, 2009.

1.03        Renewal.  On or before October 31, 2008, UWGP shall advise Robertson of its intention with respect to the possible further employment of Robertson after April 30, 2009, and Robertson, within the same time period, shall advise UWGP of his intentions in that regard.

ARTICLE II — DUTIES

2.01        Duties of Robertson.  Robertson shall well and faithfully fulfill and perform such duties as reasonably requested by the Board of Directors of UWGP, including those duties and responsibilities set out in the Position Guide attached hereto as Appendix “A”.  Robertson shall devote to his employment the level of care, diligence and skill expected of a Chief Executive Officer in his position, and shall conduct himself at all times in the best interests of UWGP.

2.02        Full-Time and Attention.  During the term of this Agreement, Robertson shall devote the whole of his time, attention and efforts to his employment, and shall not be engaged in any other employment or business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except as approved in writing by the Board of Directors of UWGP which approval shall not be unreasonably withheld.

2.03        Reporting.  Robertson shall report to the President of UWGP at such times and in such form as shall be reasonably requested.

2.04        Review.  It is agreed that annual performance reviews of Robertson shall be conducted by the Board of Directors of UWGP, and that the results of those reviews shall be discussed with Robertson.

2.05        Non-Disclosure.  Robertson shall not, during the continuance of his employment with UWGP or at any time thereafter, directly or indirectly:

(a)           Disclose confidential information of UWGP; or

(b)                                 Use for his own purpose or for any purposes any information acquired through his employment.

ARTICLE III — REMUNERATION AND BENEFITS

3.01        Remuneration.  Robertson’s annual salary shall be $200,000.00 effective November 1, 2006 and shall be re-negotiated on or before May 1, 2008.

3.02        Incentive Program.  Robertson shall be a participant in the UWGP incentive program approved by the UWGP Board of Directors and his rate and weighting on profitability shall remain unchanged.  Robertson shall be eligible to receive prorated portions of such calculated amounts if he should leave his employment with UWGP or if he is removed from such employment without cause.

3.03        High Earnings Reward Program.  Robertson shall be provided an additional bonus equal to 2% of earnings over 125% of Target EBITDA (herein “Stretch Target EBITDA”) as presented in the Christianson Forecast on page 48 of Section 2 of the original Bankers’ Book.  This bonus shall accrue and be paid based on calendar year profits.  The 2006 bonus period will begin May 1, 2006 and end December 31, 2006.  The calculation for this first bonus will be as follows:  EBITDA from May 1, 2006 through December 31, 2006 less 2/3 of 2006 Stretch Target EBITDA, this times 2% (as approved at the July 10, 2006 Board of Directors meeting).  Robertson shall be eligible for prorated portions of this HER under the same conditions defined in 3.02 above.  Robertson shall be eligible to be advanced up to 50% of the projected bonus as of September 30th of each year, with payment made following the filing of third quarter QSB.

3.04        Payments.  Payment shall be in bi-weekly installments, in arrears, commencing November 1, 2006, subject to deductions as required pursuant to Paragraph 3.05 herein.

3.05        Deductions and Withholdings.  UWGP shall be entitled to make such deductions and withholdings from Robertson’s salary as are by law required to be made and as may be required by Robertson’s participation in any of UWGP’s benefit plans.

3.06        Benefits.  Robertson shall have the right to participate in such health and dental insurance plans, 401(k) plans and disability benefit plans as are available to other employees of UWGP.  The cost of such benefits shall be allocated to Robertson and UWGP in the same manner as for all other employees.

3.07        Moving and Relocation Expenses.  UWGP agrees to reimburse Robertson for reasonable moving expenses from Winnipeg, Canada, in an amount not exceeding $10,000.00, upon receipt by UWGP of appropriate receipts.

3.08        Convention Allowance.  Robertson shall be entitled to attend two (2) conventions of industry interest annually which require absences of not more than a total of eight (8) calendar days in each year.  UWGP shall reimburse Robertson for costs in attending such conventions.

3.09        Vacation.  In addition to the Convention Allowance referred to above, Robertson shall be entitled to four (4) weeks of paid annual leave in each year of employment during the term of this Agreement, at times agreed upon with the President of UWGP.  It is agreed that such vacation leave shall be taken in each contract year and shall not be capable of accumulation unless expressly agreed otherwise by UWGP.

3.10        Membership.  UWGP shall pay for a corporate golf membership, the cost of which shall be subject to approval of the UWGP Compensation Committee.

ARTICLE IV — TERMINATION

4.01        Termination by UWGP.  The employment of Robertson may be terminated by UWGP during the initial term or any renewal term of this Agreement for the following reasons:

(a)           Just cause; or

(b)           The death or long-term disability of Robertson.

In the event of termination pursuant to this Paragraph 4.01, Robertson’s salary shall be prorated to the date of termination, and there shall be no further monies payable as salary, termination payment, severance, damages, or otherwise.

4.02        Termination by UWGP-Other.  The employment of Robertson may be terminated by UWGP during the initial term or any renewal term of this Agreement for other than just cause by UWGP providing to Robertson twelve (12) months’ advance written notice of such termination or by the payment by UWGP to Robertson of salary and the value of benefits for twelve (12) months plus bonuses earned through the date of termination, or, at the option of UWGP, by a combination of such notice and payment, not to exceed twelve (12) months in total.  Salary shall be paid based on an annual rate of $200,000.00.

4.03        Protection on Sale of UWGP.  If there is a sale of the assets of UWGP and the purchaser does not assume this contract or negotiate a new contract acceptable to Robertson, then Robertson shall receive the termination benefits set forth at 4.02 above.  In addition, in the event of a sale of the assets of UWGP and if Robertson continues in full employment by UWGP until released by the Board of Directors, then Robertson shall receive $200,000.00 in addition to the benefits set forth at 4.02 above.

ARTICLE V — MISCELLANEOUS PROVISIONS

5.01        Amendment by Consent.  The parties may, by mutual consent at any time, amend or vary the provisions of this Agreement, and such amendment or variation shall be evidenced by a written addendum to this Agreement to be signed by both parties hereto.

5.02        United States Currency.  All reference to remuneration, money, currency, or payment herein is in United States currency.

5.03        Governing Law.  The provisions of this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Wisconsin.

5.04        Inurement.  This Agreement shall be binding upon the parties hereto and their respective executors, administrators, successors and assigns, but this Agreement may not be assigned by either party.

5.05        Counterparts and Facsimile.  This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original,

and such counterparts together shall constitute one and the same agreement.  The delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

5.06        Independent Advice.  Robertson confirms that the within Agreement is executed by him voluntarily and that he has obtained independent legal advice.

5.07        Full Agreement.  The within Agreement contains all of the terms and conditions of the agreement between the parties hereto relating to the employment of Robertson by UWGP, and there are no further representations or conditions not contained herein.

DATED at Friesland, Wisconsin, the 27th day of September, 2006.

SIGNED, SEALED AND DELIVERED	)
In the presence of:	)
)
/s/ Suzanne Wendt	)		/s/ Jeff Robertson
Witness			JEFF ROBERTSON

UNITED WISCONSIN GRAIN
PRODUCERS, LLC

		By:	/s/ William Herrmann
William Herrmann, President

Post Office Box 247
Friesland, WI 53935-0247
(920) 348-5016

SUBJECT TO APPROVAL BY UWGP BOARD